Viad Corp Announces Second Quarter 2014 Financial Results

Income from Continuing Operations per Share of $0.39

Income Before Other Items per Share of $0.44

PHOENIX, July 25, 2014 /PRNewswire/ -- Viad Corp (NYSE:VVI) today announced second quarter 2014 income from continuing operations of $8.0 million, or $0.39 per diluted share. Viad's income before other items of $8.9 million, or $0.44 per diluted share, excludes restructuring charges and impairment charges of $0.04 and $0.03 per diluted share, respectively, and $0.02 per diluted share related to favorable tax matters. This compares to the Company's prior guidance of income before other items in the range of $0.34 to $0.44 per share and 2013 second quarter income before other items of $0.35 per share.

  Revenue was $256.4 million as compared to $246.2 million in 2013.
  Segment operating income was $14.1 million as compared to $11.5 million in 2013.
  Free cash flow was an outflow of $4.9 million as compared to an outflow of $9.5 million in 2013.
  Cash and cash equivalents were $40.2 million at June 30, 2014.
  Debt was $11.4 million, with a debt-to-capital ratio of 3.2% at June 30, 2014.
  Share repurchases totaled 448,436 shares at an aggregate cost of $10.6 million.

Paul B. Dykstra, chairman, president and chief executive officer, said, "As expected, we delivered meaningful growth in the second quarter. The Marketing & Events Group and the Travel & Recreation Group both posted increases in revenue and operating income. GES continues to benefit from new business wins and same-show growth and the Travel & Recreation Group's new Glacier Skywalk attraction is exceeding our expectations."

Business Group Highlights

	Second Quarter				June 30 Year-to-Date
($ in millions)	2014	2013	Change		2014	2013	Change
Revenue:
Marketing & Events Group:
U.S.	$ 168.8	$ 155.5	$ 13.3	8.6%	$ 390.2	$ 373.9	$ 16.4	4.4%
International	63.4	68.6	(5.2)	-7.6%	122.1	128.6	(6.5)	-5.1%
Intersegment eliminations	(5.6)	(4.3)	(1.3)	31.3%	(7.9)	(5.9)	(2.0)	33.9%
Total	226.6	219.8	6.8	3.1%	504.4	496.6	7.8	1.6%
Travel & Recreation Group	29.8	26.4	3.4	13.0%	37.6	34.8	2.9	8.2%
Total	$256.4	$246.2	$ 10.2	4.1%	$542.0	$531.3	$ 10.7	2.0%

Segment operating income (loss):
Marketing & Events Group:
U.S.	$ 5.1	$ 2.6	$2.5	97.0%	$21.0	$16.7	$4.3	25.5%
International	3.9	5.6	(1.7)	-30.3%	6.2	10.0	(3.8)	-37.7%
Total	9.0	8.2	0.8	10.1%	27.2	26.7	0.5	1.9%
Travel & Recreation Group	5.1	3.3	1.9	56.6%	0.3	(1.6)	2.0	**
Total	$14.1	$11.5	$ 2.7	23.4%	$ 27.5	$ 25.1	$ 2.4	9.8%

Operating margins:
Marketing & Events Group	4.0%	3.7%	30	bps	5.4%	-5.4%	-	Bps
Travel & Recreation Group	17.2%	12.4%	480	bps	0.8%	-4.7%	550	Bps
Total	5.5%	4.7%	80	bps	5.1%	4.7%	40	Bps

** Change is greater than +/- 100 percent.
Note: Calculated amounts presented above (including totals and percentages) are calculated using dollars in thousands.

Marketing & Events Group

For the second quarter of 2014, the Marketing & Events Group posted revenue of $226.6 million and operating income of $9.0 million. Group operating income was in line with the Company's prior guidance and up $831,000 as compared to the 2013 second quarter on a revenue increase of $6.8 million.

U.S. segment second quarter revenue increased $13.3 million, or 8.6 percent, to $168.8 million as compared to $155.5 million in the 2013 second quarter and segment operating income increased $2.5 million to $5.1 million. The growth versus the prior year was primarily driven by a 4.9 percent increase in base same-show revenue, new show wins and positive show rotation of approximately $1 million in revenue. Base same-show revenue is defined as revenue from shows that are produced out of the same city during the same quarter each year.

International segment second quarter revenue was $63.4 million and segment operating income was $3.9 million for the 2014 second quarter. Foreign exchange rate variances had a favorable impact on revenue and operating income of approximately $3.0 million and $103,000, respectively, as compared to the 2013 second quarter. Excluding foreign exchange rate variances, revenue and operating income decreased by approximately $8.2 million and $1.8 million, respectively, primarily driven by negative show rotation revenue of approximately $13 million, partially offset by new business wins.

Dykstra said, "Second quarter results for the Marketing & Events Group were solid, with same-show growth and new business wins more than offsetting the impact of negative show rotation from the biennial Paris Airshow. Overall Group revenue grew by 3.1 percent and operating income increased by 10.1 percent, with a 30 basis point improvement in operating margin. We continue to focus on margin improvement and business development in order to deliver on our financial commitments for 2014 and beyond."

Travel & Recreation Group

Travel & Recreation Group revenue for the second quarter was $29.8 million with operating income of $5.1 million. Group operating income was better than the Company's prior guidance and up 56.6 percent as compared to the 2013 second quarter on a revenue increase of 13.0 percent. Foreign exchange rate variances versus 2013 had an unfavorable impact on revenue and operating income of $1.2 million and $220,000, respectively. Excluding foreign exchange rate variances, revenue increased by $4.7 million, or 17.7 percent, and operating income increased by approximately $2.1 million, or 63.4 percent.

Dykstra said, "Our Travel & Recreation Group realized significant year-on-year growth driven primarily by strong passenger volumes at Brewster's attractions. Passenger counts were up more than 20 percent at the Banff Gondola, the Columbia Icefield Glacier Adventure and the Banff Lake Cruise. Our new Glacier Skywalk attraction, which opened on May 1, also surpassed expectations with a total guest count of over 80,000 during its first two months of operation."

2014 Outlook

Guidance provided by Viad is subject to change as a variety of factors can affect actual results. Those factors are identified in the safe harbor language at the end of this press release.

Dykstra said, "With two solid quarters under our belts, 2014 is indeed shaping up to be a year of significant growth for us. In addition to organic growth, we will also benefit from the July 1 acquisition of the West Glacier Motel & Cabins, the Apgar Village Lodge and related amenities in the Glacier National Park market. We remain sharply focused on driving revenue growth and operational excellence in our existing business, as well as pursuing acquisitions that enhance shareholder value."

2014 Full Year Guidance

Marketing & Events Group

  Revenue is expected to increase at a high single to low double-digit rate from $844.9 million in 2013.
    Base same-show revenue is expected to increase at a low to mid single-digit rate in the U.S. Base same shows are defined as shows that take place in the same city during the same quarter each year.
    Show rotation is expected to have a net positive impact on full year revenue of approximately $60 million.  Show rotation refers to shows that occur less frequently than annually, as well as annual shows that shift quarters from one year to the next.

First quarter show rotation had a positive impact on revenue of approximately $35 million.
Second quarter show rotation had a negative impact on revenue of approximately $12 million.
Third quarter show rotation is expected to positively impact revenue by approximately $45 million.
Fourth quarter show rotation is expected to negatively impact revenue by approximately $10 million.

    Exchange rate variances are not expected to have a meaningful impact on results versus 2013.
  Operating margins are expected to reach approximately 4 percent, compared to 2.4 percent in 2013, driven primarily by continued improvements in U.S. segment profitability.

Travel & Recreation Group

  Revenue is expected to increase at a mid to high single-digit rate from $108.4 million in 2013. Exchange rate variances are expected to negatively impact revenue by approximately $5 million versus 2013.
  Operating margins are expected to approximate 22 percent, up from 20.1 percent in 2013.

Corporate & Other

  Corporate activities expense is expected to approximate $9.0 million to $9.5 million.
  Exchange rates are assumed to approximate $0.91 U.S. Dollars per Canadian Dollar and $1.68 U.S. Dollars per British Pound (on a weighted-average basis). Exchange rate variances are expected to negatively impact income by approximately $0.04 per share versus 2013.
  The effective tax rate on income before other items is assumed to approximate 28 percent to 30 percent, as compared to 32 percent in 2013.

2014 Third Quarter Guidance

For the third quarter, Viad's income per share is expected to be in the range of $0.91 to $1.01. This compares to third quarter 2013 income before other items of $0.53 per share. Revenue is expected to be in the range of $285 million to $300 million as compared to $220.2 million in the 2013 third quarter. Segment operating income is expected to be in the range of $29 million to $33 million as compared to $18.7 million in 2013.

Implicit within this guidance are the following group revenue and operating income expectations:

($ in millions)	Group Revenue				Group Operating Income (Loss)
		2014 Guidance				2014 Guidance
	2013	Low End	High End		2013	Low End	High End

Marketing & Events Group	$156.5	$217	to	$227	($7.9)	-	to	$3.0
Travel & Recreation Group	$ 63.7	$68	to	$73	$26.6	$28.5	to	$30.5

Conference Call and Web Cast

Viad Corp will hold a conference call with investors and analysts for a review of second quarter 2014 results on Friday, July 25 at 9 a.m. (ET). To join the live conference, call (800) 857-4380, passcode "Viad," or access the webcast through Viad's Web site at www.viad.com. A replay will be available for a limited time at (866) 424-7865 (no passcode required) or visit the Viad Web site and link to a replay of the webcast.

About Viad

Viad is an S&P SmallCap 600 company. Viad operates through its Marketing & Events Group, composed of Global Experience Specialists and affiliates, and its Travel & Recreation Group, composed of Brewster Travel Canada, Glacier Park, Inc. and Alaska Denali Travel. For more information, visit the Company's Web site at www.viad.com.

Forward-Looking Statements

As provided by the safe harbor provision under the Private Securities Litigation Reform Act of 1995, Viad cautions readers that, in addition to historical information contained herein, this press release includes certain information, assumptions and discussions that may constitute forward-looking statements. These forward-looking statements are not historical facts, but reflect current estimates, projections, expectations, or trends concerning future growth, operating cash flows, availability of short-term borrowings, consumer demand, new or renewal business, investment policies, productivity improvements, ongoing cost reduction efforts, efficiency, competitiveness, legal expenses, tax rates and other tax matters, foreign exchange rates, and the realization of restructuring cost savings. Actual results could differ materially from those discussed in the forward-looking statements. Viad's businesses can be affected by a host of risks and uncertainties. Among other things, natural disasters, gains and losses of customers, consumer demand patterns, labor relations, purchasing decisions related to customer demand for exhibition and event services, existing and new competition, industry alliances, consolidation and growth patterns within the industries in which Viad competes, acquisitions, capital allocations, adverse developments in liabilities associated with discontinued operations and any deterioration in the economy, may individually or in combination impact future results. In addition to factors mentioned elsewhere, economic, competitive, governmental, technological, capital marketplace and other factors, including terrorist activities or war, a pandemic health crisis and international conditions, could affect the forward-looking statements in this press release. Additional information concerning business and other risk factors that could cause actual results to materially differ from those in the forward-looking statements can be found in Viad's annual and quarterly reports filed with the Securities and Exchange Commission.

Information about Viad Corp obtained from sources other than the company may be out-of-date or incorrect. Please rely only on company press releases, SEC filings and other information provided by the company, keeping in mind that forward-looking statements speak only as of the date made. Viad undertakes no obligation to update any forward-looking statements, including prior forward-looking statements, to reflect events or circumstances arising after the date as of which the forward-looking statements were made.

Contacts:
Joe Diaz	Carrie Long
Lytham Partners	Viad Corp
(602) 889-9660	(602) 207-2681
diaz@lythampartners.com	IR@viad.com

VIAD CORP AND SUBSIDIARIES
TABLE ONE - QUARTERLY RESULTS
(UNAUDITED)

	Three months ended June 30,				Six months ended June 30,
(000 omitted, except per share data)	2014	2013	$ Change	% Change	2014	2013	$ Change	% Change

Revenues	$ 256,391	$ 246,180	$ 10,211	4.1%	$ 542,032	$ 531,339	$ 10,693	2.0%

Segment operating income	$ 14,136	$ 11,455	$ 2,681	23.4%	$ 27,497	$ 25,050	$ 2,447	9.8%
Corporate activities (Note A)	(1,991)	(1,167)	(824)	-70.6%	(4,030)	(1,973)	(2,057)	**
Restructuring charges (Note B)	(1,365)	(773)	(592)	-76.6%	(1,576)	(1,493)	(83)	-5.6%
Impairment charges (Note C)	(884)	-	(884)	**	(884)	-	(884)	**
Net interest expense	(255)	(186)	(69)	-37.1%	(488)	(344)	(144)	-41.9%
Income from continuing operations before income taxes	9,641	9,329	312	3.3%	20,519	21,240	(721)	-3.4%
Income taxes (Note D)	(1,796)	(2,940)	1,144	38.9%	(3,493)	(6,576)	3,083	46.9%
Income from continuing operations	7,845	6,389	1,456	22.8%	17,026	14,664	2,362	16.1%
Income (loss) from discontinued operations (Note E)	(1,236)	(329)	(907)	**	14,002	(814)	14,816	**
Net income	6,609	6,060	549	9.1%	31,028	13,850	17,178	**
Net (income) loss attributable to noncontrolling interest	133	193	(60)	-31.1%	(2,404)	468	(2,872)	**
Net income attributable to Viad	$ 6,742	$ 6,253	$ 489	7.8%	$ 28,624	$ 14,318	$ 14,306	99.9%

Amounts Attributable to Viad Common Stockholders:
Income from continuing operations	$ 7,978	$ 6,516	$ 1,462	22.4%	$ 17,290	$ 14,969	$ 2,321	15.5%
Income (loss) from discontinued operations	(1,236)	(263)	(973)	**	11,334	(651)	11,985	**
Net income	$ 6,742	$ 6,253	$ 489	7.8%	$ 28,624	$ 14,318	$ 14,306	99.9%

Diluted income per common share (Note F):
Income from continuing operations attributable to Viad common shareholders	$ 0.39	$ 0.32	$ 0.07	21.9%	$ 0.85	$ 0.74	$ 0.11	14.9%
Income (loss) from discontinued operations attributable to Viad common shareholders	(0.06)	(0.01)	(0.05)	**	0.56	(0.03)	0.59	**
Net income attributable to Viad common shareholders	$ 0.33	$ 0.31	$ 0.02	6.5%	$ 1.41	$ 0.71	$ 0.70	98.6%

Basic income per common share (Note F):
Income from continuing operations attributable to Viad common shareholders	$ 0.39	$ 0.32	$ 0.07	21.9%	$ 0.85	$ 0.74	$ 0.11	14.9%
Income (loss) from discontinued operations attributable to Viad common shareholders	(0.06)	(0.01)	(0.05)	**	0.56	(0.03)	0.59	**
Net income attributable to Viad common shareholders	$ 0.33	$ 0.31	$ 0.02	6.5%	$ 1.41	$ 0.71	$ 0.70	98.6%

Common shares treated as outstanding for income per share calculations:
Weighted-average outstanding common shares	19,869	19,860	9	0.0%	19,909	19,825	84	0.4%

Weighted-average outstanding and potentially dilutive common shares
	20,149	20,159	(10)	0.0%	20,262	20,177	85	0.4%

** Change is greater than +/- 100 percent

VIAD CORP AND SUBSIDIARIES
TABLE ONE - NOTES TO QUARTERLY RESULTS
(UNAUDITED)

(A)

Corporate Activities — The increase in corporate activities expense for the six months ended June 30, 2014 was primarily related to higher 401(k) employer matching contributions expense due to the depletion of the Company's common stock held in the Employee Stock Ownership Plan feature of the Company's 401(k).  Matching contributions are now funded from shares of Viad common stock held in treasury which have a higher cost to the Company.  The increase was also related to certain legal, corporate development, consulting and other expenses.

The increase in corporate activities expense for the three months ended June 30, 2014 was primarily related to higher 401(k) expense mentioned above and an increase in performance based compensation expense.

(B)

Restructuring Charges — During the three months ended June 30, 2014 and 2013, Viad recorded net restructuring charges of $1,365,000 ($879,000 after-tax) and $773,000 ($525,000 after-tax), respectively, related to the elimination of certain positions in the Marketing & Events Group.

(C)

Impairment Charges — During the three months ended June 30, 2014, Viad recorded impairment charges of $884,000 ($549,000 after-tax) related to the write-off of certain assets in the Marketing & Events International segment.

(D)

Income Taxes — The decrease in the effective tax rates for the three and six months ended June 30, 2014 is primarily due to the projected release of a portion of the valuation allowance related to foreign tax credit and state NOL carryforwards and certain adjustments related to deferred taxes.

(E)

Income (Loss) from Discontinued Operations — On December 31, 2013, Glacier Park's concession contract with the Park Service to operate lodging, tour and transportation and other hospitality services for Glacier National Park expired. Upon completion of the contract term, Viad received cash payments in January 2014 totaling $25.0 million for the Company's possessory interest. This resulted in a pre-tax gain of $21.5 million and an after-tax gain of $14.3 million which was recorded as income from discontinued operations. In addition, 2013 results related to the operations of Glacier Park's concession contract business have been reclassified as discontinued operations. The loss from discontinued operations for the three months ended June 30, 2014 related to the allocation of taxes to the possessory interest gain and additional reserves related to certain liabilities associated with previously sold operations.

(F)	Income per Common Share — Following is a reconciliation of net income attributable to Viad to net income allocated to Viad common shareholders:

	Three months ended June 30,				Six months ended June 30,
(000 omitted, except per share data)	2014	2013	$ Change	% Change	2014	2013	$ Change	% Change

Net income attributable to Viad	$ 6,742	$ 6,253	$ 489	7.8%	$ 28,624	$ 14,318	$ 14,306	99.9%
Less: Allocation to nonvested shares	(124)	(142)	18	12.7%	(546)	(338)	(208)	-61.5%
Net income allocated to Viad common shareholders	$ 6,618	$ 6,111	$ 507	8.3%	$ 28,078	$ 13,980	$ 14,098	**

Weighted-average outstanding common shares	19,869	19,860	9	0.0%	19,909	19,825	84	0.4%

Basic income per common share attributable to Viad common shareholders
	$ 0.33	$ 0.31	$ 0.02	6.5%	$ 1.41	$ 0.71	$ 0.70	98.6%

** Change is greater than +/- 100 percent

VIAD CORP AND SUBSIDIARIES
TABLE TWO - INCOME BEFORE OTHER ITEMS,
ADJUSTED EBITDA AND FREE CASH FLOW
(UNAUDITED)

	Three months ended June 30,				Six months ended June 30,
(000 omitted)	2014	2013	$ Change	% Change	2014	2013	$ Change	% Change

Income before other items (Note A):
Income from continuing operations attributable to Viad	$ 7,978	$ 6,516	$ 1,462	22.4%	$ 17,290	$ 14,969	$ 2,321	15.5%
Restructuring charges, net of tax	879	525	354	-67.4%	986	1,064	(78)	7.3%
Impairment charges, net of tax	549	-	549	**	549	-	549	**
Favorable tax matters	(501)	-	(501)	**	(2,535)	-	(2,535)	**
Income before other items	$ 8,905	$ 7,041	$ 1,864	26.5%	$ 16,290	$ 16,033	$ 257	1.6%

(per diluted share)

Income before other items:
Income from continuing operations attributable to Viad	$ 0.39	$ 0.32	$ 0.07	21.9%	$ 0.85	$ 0.74	$ 0.11	14.9%
Restructuring charges, net of tax	0.04	0.03	0.01	-33.3%	0.05	0.05	-	0.0%
Impairment charges, net of tax	0.03	-	0.03	**	0.03	-	0.03	**
Favorable tax matters	(0.02)	-	(0.02)	**	(0.13)	-	(0.13)	**
Income before other items	$ 0.44	$ 0.35	$ 0.09	25.7%	$ 0.80	$ 0.79	$ 0.01	1.3%

	Three months ended June 30,				Six months ended June 30,
(000 omitted)	2014	2013	$ Change	% Change	2014	2013	$ Change	% Change

Adjusted EBITDA (Note A):
Net income attributable to Viad	$ 6,742	$ 6,253	$ 489	7.8%	$ 28,624	$ 14,318	$ 14,306	99.9%
(Income) loss from discontinued operations	1,236	263	973	**	(11,334)	651	(11,985)	**
Impairment charges	884	-	884	**	884	-	884	**
Interest expense	342	327	15	-4.6%	673	628	45	-7.2%
Income taxes	1,826	3,018	(1,192)	39.5%	3,607	6,713	(3,106)	46.3%
Depreciation and amortization	7,053	7,088	(35)	0.5%	13,779	13,865	(86)	0.6%
Adjusted EBITDA	$ 18,083	$ 16,949	$ 1,134	6.7%	$ 36,233	$ 36,175	$ 58	0.2%

	Three months ended June 30,				Six months ended June 30,
(000 omitted)	2014	2013	$ Change	% Change	2014	2013	$ Change	% Change

Free Cash Flow (Outflow) (Note A):
Net cash provided by (used in) operating activities	$ 2,995	$ (2,160)	$ 5,155	**	$ 28,165	$ (7,735)	$ 35,900	**
Capital expenditures	(7,889)	(7,385)	(504)	-6.8%	(13,405)	(15,705)	2,300	14.6%
Free cash flow (outflow)	$ (4,894)	$ (9,545)	$ 4,651	48.7%	$ 14,760	$ (23,440)	$ 38,200	**

** Change is greater than +/- 100 percent

(A)

Income before other items, Adjusted EBITDA and Free Cash Flow are supplemental to results presented under accounting principles generally accepted in the United States of America ("GAAP") and may not be comparable to similarly titled measures presented by other companies. These non-GAAP measures are used by management to facilitate period-to-period comparisons and analysis of Viad's operating performance and liquidity. Management believes these non-GAAP measures are useful to investors in trending, analyzing and benchmarking the performance and value of Viad's business. These non-GAAP measures should be considered in addition to, but not as a substitute for, other similar measures reported in accordance with GAAP.

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